Exhibit 99.1

  Superior Financial Corp. Announces First Quarter Financial Results

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--May 5, 2003--Superior Financial Corp. (NASDAQ: SUFI), holding company for Superior Bank, today announced earnings for the first quarter ended March 31, 2003. The Company reported net income of $3.8 million or $0.44 diluted earnings per share, which amounted to an increase in net income of $57,000 and an increase in diluted earnings per share of $0.01 above the first quarter results of 2002. Return on average assets for the Company for the quarter ended March 31, 2003 amounted to 0.89% while the return on average equity was 11.63%. Bank results for return on average assets and return on average equity amounted to 1.22% and 11.35%, respectively.
    As previously announced on April 24, 2003, the Company reached an agreement in principle to settle the consolidated federal class action securities suits, a similar derivative suit pending in state court and other related litigation involving the Company's former employees. The settlement agreements, which are subject to final court approval and call for the Company and its insurance carrier to pay sums well within the Company's policy limits, are materially less than the Company's estimate of the potential costs of litigation. The Company's contribution to the settlement is approximately $475,000 pretax, or $0.04 per diluted earnings per share, which has been recorded as a non-recurring expense in the first quarter of 2003.
    If the first quarter results were adjusted for the non-recurring cost of the recently announced legal settlement of $475,000 pretax ($309,000 after tax and $0.04 diluted earnings per share), net income for the Company would have been $4.2 million and diluted earnings per share would have been $0.48. These adjusted first quarter "pro-forma earnings" would have resulted in increases in net income of $366,000, or 9.6%, and $0.05 in diluted earnings per share, or 11.6%, above the first quarter of 2002 (See the income statement on page three for the adjusted earnings calculation).
    As previously announced on April 4, 2003, the Company retired its $51.0 million of 8.65% Senior notes issued in connection with the acquisition of Superior Bank by the Company. The average cost of the combined new debt structure, which includes trust preferred securities and a bank credit facility is approximately 5.0% at current interest rates.
    The Board of Directors authorized the repurchase of up to 405,000 shares of common stock under its fifth repurchase program, as previously announced on May 1, 2003. The Company has repurchased a total of 1,844,401 shares of common stock under the previous four programs or approximately 18% of the outstanding shares over the past three years.
    The Company paid a dividend of $0.125 per share ($0.50 per share annualized) on April 30, 2003 to shareholders of record on March 31, 2003, as previously announced.
    Superior Financial Corp. is the holding company for Superior Bank, which is a $1.7 billion federal savings bank operating 61 full service branch and loan production offices in Arkansas and Oklahoma. The bank has three active subsidiaries - Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, Southwest Protective Life Insurance Company and Superior Finance Company, a consumer finance operation. Superior Financial Corp. stock is traded on the NASDAQ National Market under the symbol SUFI.
    Pursuant to the Safe Harbor provisions of Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding Superior's future performance, which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Any forward looking statements speak only as of the date the statement was made or as of such date that may be referenced within the statement. Superior undertakes no obligation to update or revise any forward-looking statements.

Superior Financial Corp.
Consolidated Balance Sheets
(Unaudited, dollars in thousands)


                                     March 31,   December 31,    %
Assets                                 2003         2002      Change
                                     ----------  ----------- ---------
Cash and cash equivalents           $  114,594  $    84,426     35.7%
Loans available for sale, net            9,332       12,970    (28.0%)
Loans receivable                     1,046,571    1,086,310     (3.7%)
Less: allowance for loan losses         13,628       13,861     (1.7%)
                                     ----------  ----------- ---------
Loans receivable, net                1,032,943    1,072,449     (3.7%)
Investments available for sale, net    419,317      413,857      1.3%
Accrued interest receivable             12,179       12,575     (3.1%)
Federal Home Loan Bank stock            17,954       17,844      0.6%
Premises and equipment, net             46,460       45,806      1.4%
Mortgage servicing rights, net           8,627        6,565     31.4%
Goodwill                                56,260       56,260      0.0%
Real estate acquired in settlement
 of loans, net                             634          845    (25.0%)
Other assets                            28,869        9,794    194.8%
                                     ----------  ----------- ---------
       Total assets                 $1,747,169  $ 1,733,391      0.8%
                                     ==========  =========== =========
Liabilities and Stockholders' equity
Liabilities:
   Demand & savings deposits        $  626,345  $   601,550      4.1%
   Time deposits                       623,611      609,670      2.3%
                                     ----------  ----------- ---------
       Total deposits                1,249,956    1,211,220      3.2%
                                     ----------  ----------- ---------
Federal Home Loan Bank borrowings      223,000      235,000     (5.1%)
Other borrowed funds                    50,848       53,961     (5.8%)
Notes payable                           20,000          500   3900.0%
Senior notes                                 -       50,951   (100.0%)
Guaranteed preferred beneficial
 interest in the Company's
 subordinated debentures                40,000       25,000     60.0%
Custodial escrow balances               11,678        7,363     58.6%
Other liabilities                       18,688       16,494     13.3%
                                     ----------  ----------- ---------
   Total liabilities                 1,614,170    1,600,489      0.9%

Stockholders' equity:
Common stock                               101          101         -
Capital in excess of par value          94,764       94,764         -
Retained earnings                       56,449       53,636      5.2%
Accumulated other comprehensive
 income                                  5,348        5,498     (2.7%)
                                     ----------  ----------- ---------
                                       156,662      153,999      1.7%
Treasury stock (at cost)               (23,663)     (21,097)    12.2%
                                     ----------  ----------- ---------
   Total stockholders' equity          132,999      132,902      0.1%
                                     ----------  ----------- ---------
       Total liabilities and
        stockholders' equity        $1,747,169  $ 1,733,391      0.8%
                                     ==========  =========== =========


Superior Financial Corp.
Consolidated Income Statements
(Unaudited, dollars in thousands, except per share amounts)


                                                  Three Months Ended
                                                 March 31,   March 31,
                                                   2003        2002
                                                ----------  ----------
Interest income:
  Loans                                         $  18,962   $  20,943
  Investments                                       5,217       5,560
  Interest-bearing deposits                           183         288
  Other                                               110         128
                                                 ---------   ---------
Total interest income                              24,472      26,919

Interest expense:
  Deposits                                          5,660       7,547
  FHLB borrowings                                   3,109       3,103
  Other borrowings                                  2,242       2,306
                                                 ---------   ---------
Total interest expense                             11,011      12,956

                                                 ---------   ---------
Net interest income                                13,461      13,963
Provision for loan losses                           1,050       1,250
                                                 ---------   ---------
  Net interest income after provision for loan
   losses                                          12,411      12,713
Noninterest income:
 Service charges on deposit accounts                6,382       6,576
 Mortgage operations                                1,090         674
 Income from real estate operations, net              102         100
 Other                                              2,080         850
                                                 ---------   ---------
  Total noninterest income                          9,654       8,200

Noninterest expense:
 Salaries and employee benefits                     8,020       7,501
 Occupancy expense                                  1,159       1,174
 Data and item processing                           1,983       1,909
 Advertising and promotion                            338         345
 Postage and supplies                                 856         794
 Equipment expense                                    997         840
 Other                                              3,125       2,744
                                                 ---------   ---------
  Total noninterest expense                        16,478      15,307

Income before income taxes                          5,587       5,606

Income taxes                                        1,740       1,816
                                                 ---------   ---------
Net income, as reported                         $   3,847   $   3,790
                                                 =========   =========
Legal settlement ($475), net of tax of $166     $     309   $       -
                                                 ---------   ---------
Net income, as adjusted                         $   4,156   $   3,790
                                                 =========   =========
 Weighted average number of common shares -
  basic                                             8,413       8,593
 Dilutive potential common shares                     299         228
 Weighted average number of shares - assuming
  dilution                                          8,712       8,821

 Basic earnings per common share, as reported   $    0.46   $    0.44
                                                 =========   =========
 Basic earnings per common share, as adjusted   $    0.50   $    0.44
                                                 =========   ========
 Diluted earnings per common share, as reported $    0.44   $    0.43
                                                 =========   =========
 Diluted Earnings per common share, as adjusted $    0.48   $    0.43
                                                 =========   =========


Superior Financial Corp.
Summary Financial Data
(Unaudited, dollars in thousands, except per share amounts)


                                                Three Months Ended
                                              March 31,     March 31,
                                                2003          2002
                                           ------------- -------------
Selected Average Balances
 Total assets                              $  1,744,059  $  1,712,507
 Earning assets                               1,563,733     1,545,722
 Loans                                        1,073,364     1,058,746
 Interest bearing liabilities                 1,474,970     1,449,994
 Stockholders' equity                           134,132       120,995

Performance Ratios (Company)
 Return on average assets                          0.89%         0.90%
 Return on average common equity                  11.63%        12.71%
 Net interest margin (FTE)                         3.55%         3.82%
 Efficiency ratio                                 72.59%        68.46%

Performance Ratios (Bank)
 Return on average assets                          1.22%         1.19%
 Return on average common equity                  11.35%        11.43%
 Net interest margin (FTE)                         3.96%         4.13%
 Efficiency ratio                                 64.71%        62.29%

Tax-equivalent interest income adjustment  $        331  $        412

Asset Quality
 Nonaccrual loans                          $      6,899  $     10,369
 ORE & repossessed assets                         1,162         2,879
 Net chargeoffs                                   1,283         1,184

 Nonperforming assets to total loans and
  other real estate                                0.77%         1.26%
 Nonperforming assets to total assets              0.46%         0.76%
 Net chargeoffs to average loans                   0.48%         0.45%
 Allowance for loan losses to total loans          1.30%         1.16%
 Allowance for loan losses to nonperforming
  loans                                             198%          117%

Capital
 End of period shares outstanding             8,279,209     8,600,626
 Book value per share                      $      16.06  $      14.06

 Average stockholders' equity to average
  total assets                                     7.69%         7.07%

    CONTACT: Superior Financial Corp., Little Rock
             Robert A. Kuehl, 501/324-7255
             www.superiorfinancialcorp.com